UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 24, 2006

Date of report (Date of earliest event reported)

RIGHTNOW TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31321	81-0503640
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

40 Enterprise Boulevard

Bozeman, Montana 59718-9300

 (Address of Principal Executive Offices, Including Zip Code)

(406) 522-4200

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On January 24, 2006, RightNow Technologies, Inc. (the “Company”) appointed Jason Mittelstaedt as Vice President of Marketing pursuant to the terms of an offer letter providing that Mr. Mittelstaedt will (i) receive an annual base salary of $160,000 and a target bonus potential of $50,000; (ii) be granted an option to purchase 75,000 shares of the Company’s common stock pursuant to the terms of the Company’s 2004 Equity Incentive Plan, including an accelerated vesting provision in the event of termination of Mr. Mittelstaedt’s employment within 12 months following a change in control; and (iii) be entitled to receive six months’ salary and bonus as severance and acceleration of an additional 12.5% of any then-unvested option shares in the event of his termination by the Company other than for cause.  The material differences in the Company’s form of executive officer offer letter for Mr. Mittlestaedt are filed as Exhibit 10.19 to this Current Report on Form 8-K.

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Not Applicable.

(b)                                 Not Applicable.

(c)                                  Not Applicable.

(d)                                 Exhibits.

Exhibit No.	Description

10.19	Material Differences in Form of Executive Officer Offer Letter for Jason Mittelstaedt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  April 17, 2006

RightNow Technologies, Inc.

(Registrant)

By:	/s/ Susan J. Carstensen
Susan J. Carstensen
Chief Financial Officer, Vice President,
Treasurer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.19	Material Differences in Form of Executive Officer Offer Letter for Jason Mittelstaedt.